UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2017

PARKWAY, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-37819	61-1796261
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

San Felipe Plaza 5847 San Felipe Street, Suite 2200,
Houston, Texas	77057
(Address of Principal Executive Offices)	(Zip code)

(346) 200-3100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Introductory Note

This Current Report on Form 8-K is being filed by Parkway, Inc., a Maryland corporation (the “Company”), in connection with the completion on October 12, 2017 of the transactions contemplated by that certain definitive Agreement and Plan of Merger, dated as of June 29, 2017 (the “Merger Agreement”), by and among the Company, Parkway Properties LP, a Delaware limited partnership (the “Partnership”), Real Estate Houston US Trust (“Parent”), a Delaware statutory trust and subsidiary of Canada Pension Plan Investment Board, a Canadian Crown corporation (“CPPIB”), Real Estate Houston US LLC, a Delaware limited liability company and a subsidiary of Parent (“Merger Sub”), and Real Estate Houston US LP, a Delaware limited partnership and an indirect subsidiary of Parent (“Merger Partnership”). Pursuant to the Merger Agreement, Merger Sub merged with and into the Company, with the Company surviving (the “Surviving Company”) as a subsidiary of CPPIB (the “Company Merger”), and immediately following the Company Merger, Merger Partnership merged with and into the Partnership, with the Partnership as the surviving entity (the “Partnership Merger” and, together with the Company Merger, the “Mergers”).

Item 1.01.	Entry into a Material Definitive Agreement.

The information provided in the Introductory Note of this Current Report on Form 8-K is incorporated herein by reference.

As contemplated by the Merger Agreement, at the effective time of the Partnership Merger, the Company amended and restated the Partnership’s limited partnership agreement by entering into the Third Amended and Restated Agreement of Limited Partnership of the Partnership (the “New Parkway LP Agreement”), which amends and restates the Second Amended and Restated Agreement of Limited Partnership of the Partnership in its entirety. The New Parkway LP Agreement, among other things, creates and implements the terms of the new series of preferred limited partnership units (the “Series B Units”) that were issued at the effective time of the Partnership Merger to the limited partners who elected to receive these units in the Merger in lieu of the cash merger consideration. In connection with this amendment and restatement, the Company also entered into Amendment No. 2 to the Amended and Restated Agreement of Limited Partnership (“Amendment No. 2”) of Parkway Operating Partnership LP, a Delaware limited partnership (the “Operating Partnership”), which is the Company’s operating partnership. Amendment No.2 authorizes and creates a new series of limited partnership units, having designations, preferences and other rights such that the economic interests in the new units of limited partnership are substantially the same as the Series B Units, which were issued to the Partnership to underlie the Series B Units issued by the Partnership.

Separately on October 12, 2017, in connection with the consummation of the Mergers, the Company, together with the Operating Partnership, entered into a Separation and Purchase Agreement (the “Separation Agreement”) and other related agreements with Parkway Property Investments, LLC, a Delaware limited liability company (“PPI”), pursuant to which the Company and the Operating Partnership separated their management business and operations from the remainder of their business and assets and liabilities and PPI purchased the subsidiaries that held the Company’s management business and operations (such transaction, the “Management Separation”). Each of James Heistand, Chief Executive Officer of the Company, Scott Francis, Chief Financial Officer of the Company, and Jason Bates, Chief Investment Officer of the Company, own membership interests in PPI.

Also on October 12, 2017, in connection with the Management Separation, the Company entered into an Enterprise Management Agreement (the “Enterprise Management Agreement”) and other related agreements with PPI and Parkway Operating Partnership LP, a Delaware limited partnership, pursuant to which PPI agreed to provide property management, enterprise management, transition and other services with respect to the Company, its subsidiaries and their respective properties. In exchange for performing these enterprise-level services, PPI will receive fees and expense reimbursement. The initial term of the Enterprise Management Agreement is 14 months.

Separately on October 12, 2017, following the consummation of the Mergers, the Company’s board of directors unanimously determined that a complete liquidation and dissolution of the Company (the “Plan”) was advisable and in the best interest of the Company and its stockholders, with such plan effective as of October 13,

2017. Pursuant to the Plan, the Company will cause the sale or distribution in kind to the Company’s stockholders of all or substantially all of the assets of the Company and the Company will thereafter dissolve. Pursuant to Maryland law and the Company’s charter, the Plan was approved by the affirmative vote of a majority of all of the shares of common stock entitled to vote thereon. Upon the complete distribution of all assets of the Company (the “Final Distribution”) to the holders of outstanding shares of common stock of the Company and the dissolution of the Company as contemplated by the Plan, all such shares of common stock will be canceled and no longer deemed outstanding and all rights of the holders thereof as stockholders will cease and terminate. The Company will use commercially reasonable efforts to cause the liquidation and dissolution of the Company to occur and to pay the Final Distribution to holders of outstanding shares of Common Stock no later than the second anniversary of the date of stockholder approval of the Plan. The Plan authorizes the Company’s officers and the board of directors to take such actions as may, in their judgment, be necessary or advisable in order to wind up expeditiously the affairs of the Company and complete the liquidation and dissolution thereof. Prior to the acceptance for record of the Company’s articles of dissolution by the State Department of Assessments and Taxation of Maryland, the Company’s board of directors may terminate the Plan for any reason, subject to and contingent upon the approval of such termination by the Company’s stockholders. Notwithstanding approval of the Plan by the Company’s stockholders, the board of directors may make certain modifications or amendments to the Plan without further action by or approval of the Company’s stockholders to the extent permitted under law.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information provided in the Introductory Note of this Current Report on Form 8-K is incorporated herein by reference.

On October 12, 2017, pursuant to the Merger Agreement, Merger Sub merged with and into the Company, with the Company surviving as an indirect subsidiary of CPPIB. Immediately following this merger, Merger Partnership merged with and into the Partnership, with the Partnership surviving as a subsidiary of the Company.

At the effective time of the Company Merger (the “Company Merger Effective Time”), each share of common stock, par value $0.001 per share, of the Company (a “Common Share”) issued and outstanding immediately prior to the Company Merger Effective Time was automatically converted into the right to receive an amount in cash equal to $19.05, without interest, subject to any tax withholding (the “Per Share Merger Consideration,” and together with the $4.00 special cash dividend described below, the “Per Share Transaction Consideration”). On October 10, 2017, as required by the Merger Agreement, the Company paid the previously announced $4.00 per share special cash dividend on each Common Share to holders of record as of the close of business on October 9, 2017.

At the effective time of the Partnership Merger (the “Partnership Merger Effective Time”), each unit of limited partnership interest in the Partnership held by outside limited partners issued and outstanding immediately prior to the Partnership Merger Effective Time was converted into the right to receive cash equal to the Per Share Merger Consideration, except for those limited partners who elected to receive Series B Units in the Partnership in exchange for their units. Those electing limited partners received in lieu of the Per Share Merger Consideration, in exchange for their units of limited partnership interests, an equal number of Series B Units in the Partnership as the surviving partnership of the Partnership Merger.

In addition, immediately prior to the Company Merger Effective Time on October 12, 2017, the Company redeemed each share of Series A non-voting preferred stock, par value $0.001 per share, of the Company issued and outstanding at such time for the redemption price of $100,000 in cash, plus an amount equal to all dividends (whether or not earned or declared) accumulated and unpaid thereon to, but not including, the date of the Company Merger.

Also in connection with the Mergers, (i) each outstanding option under the Company’s 2016 Omnibus Equity Incentive Plan (the “Stock Plan”), whether vested or unvested, was automatically cancelled in exchange for the right of the holder to receive cash equal to the excess of the Per Share Transaction Consideration over the exercise price for such option, (ii) each outstanding time-based restricted stock unit under the Stock Plan (an “RSU”) automatically vested in full and was cancelled in exchange for the right of the holder to receive the Per Share Transaction

Consideration plus the accumulated dividend pursuant to dividend equivalent rights for each RSU, and (iii) any vesting conditions applicable to each performance-based restricted stock unit under the Stock Plan (a “PSU”) accelerated based on actual performance (where the applicable performance goals were pro-rated through the effective time of the Company Merger), and each PSU was cancelled in exchange for the right of the holder to receive the Per Share Transaction Consideration and the accumulated dividend pursuant to dividend equivalent rights for such PSU.

An affiliate of CPPIB is a partner in a joint venture with respect to the Company’s Greenway Plaza and Phoenix Tower properties.

The foregoing description of the Merger Agreement and the transactions contemplated by the Merger Agreement is only a summary and is subject to, and qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on July 5, 2017, and is incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

The information provided in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

On October 12, 2017, in connection with the completion of the Company Merger, the Company requested that the New York Stock Exchange (the “NYSE”) suspend trading in the Common Shares and file with the SEC a notification of removal from listing and registration on Form 25 to effect the delisting from the NYSE and deregistration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of the outstanding Common Shares. As a result, all Common Shares were removed from trading on the NYSE on October 12, 2017 before the opening of trading on the NYSE. Following the effectiveness of the Form 25, the Company intends to file with the SEC a Form 15 requesting the termination of registration of the Common Shares under Section 12(g) of the Exchange Act and the suspension of reporting obligations under Section 13(a) and 15(d) of the Exchange Act with respect to the Common Shares. Once such measures become effective, the Company will no longer be required to prepare and file public reports and will cease to file reports with the SEC.

Item 3.02.	Unregistered Sale of Equity Securities

Immediately prior to closing of the Mergers on October 12, 2017, the Company entered into a subscription agreement (the “Subscription Agreement”) with 10396494 Canada Inc., a corporation incorporated under the laws of Canada (“Subscriber”), pursuant to which the Company issued to Subscriber one share of its Special Voting Preferred Stock, $0.001 par value per share (the “Special Voting Preferred Share”), in exchange for a purchase price of $100. The Special Voting Preferred Share was classified pursuant to Articles Supplementary (the “Articles Supplementary”) to the Company’s Articles of Amendment and Restatement (the “Charter”), which is described in Item 5.03 of this Current Report on Form 8-K. The issuance of the Special Voting Preferred Share pursuant to the Subscription Agreement is exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

Item 3.03.	Material Modification to Rights of Security Holders

The information provided in the Introductory Note and Items 2.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.01.	Changes in Control of the Registrant.

The information provided in the Introductory Note and Items 2.01, 5.02 and 5.03 of this Current Report on Form 8-K is incorporated herein by reference. The total payment with respect to the Mergers was approximately $1.2 billion, which was funded indirectly through CPPIB’s and the Company’s cash and approximately a 1% investment by certain members of the Company’s management. As a result of the closing of the Mergers, together with the investment by Company’s executive officers described in Item 5.02 below, CPPIB indirectly owns approximately 99% of the voting common equity of the Company.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information provided in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

In connection with the consummation of the Mergers and as of the Company Merger Effective Time on October 12, 2017, each of James A. Thomas, James R. Heistand, Avi Banyasz, James H. Hance, Jr., Frank J. “Tripp” Johnson, III, Craig B. Jones and R. Dary Stone resigned from their positions as members of the board of directors of the Company. These resignations were in connection with the Company Merger and were not due to disagreement or dispute with the Company on any matter.

On October 12, 2017, effective upon the resignations described above and the Company Merger Effective Time, CPPIB appointed Hilary Spann, Lora Gotcheva and Jay Fischer to fill the vacancies created by the resigning directors and serve as directors of the board of directors of the Company.

Hilary Spann is the Managing Director, Head of Americas, Real Estate Investments for CPPIB’s real estate investments in the Americas, and is based in New York City. Hilary is also a member of CPPIB’s Real Estate Investment Committee, which has oversight for CPPIB’s global real estate investments. Hilary has 18 years of commercial real estate experience. Prior to joining CPPIB, Hilary held various roles in real estate acquisitions and asset management at JP Morgan Asset Management, and was also a consultant at PricewaterhouseCoopers. Hilary attended the Georgia Institute of Technology, where she received an undergraduate degree focused on architecture and master’s degree in urban planning. She is the chair of the Urban Development Mixed Use Council (Red Flight) for ULI, and is an active member of WX – Women Executives in Real Estate, a New York based professional and charitable organization.

Lora Gotcheva is a Director for CPPIB’s real estate investments in the Americas, and is based in Toronto. Lora is responsible for the origination, underwriting, structuring and management of office and healthcare investments in the U.S. Lora has 12 years of commercial real estate experience. Prior to joining CPPIB, Lora held various positions at Fidelity International, Macquarie Capital and Morgan Stanley. Lora earned an M.B.A. from the Wharton School at the University of Pennsylvania, where she graduated as a Palmer Scholar, and a B.A. in Economics from Mount Holyoke College.

Jay Fischer is focused on CPPIB’s real estate investments in the Americas, and is based in New York City. Jay has 9 years of commercial real estate experience. Prior to joining CPPIB, Jay held various roles in real estate acquisitions and asset management at Rockwood Capital, and also worked in the investment banking department at UBS. He holds an M.B.A. from The Wharton School at the University of Pennsylvania and a B.S. from The School of Hotel Administration at Cornell University.

Also in connection with the consummation of the Mergers and as of the Company Merger Effective Time on October 12, 2017, M. Jayson Lipsey resigned from his position as Chief Operating Officer of the Company. Each of James R. Heistand, Scott E. Francis and Jason A. Bates will remain as officers of the Company but, as described below, have terminated their employment with the Company.

In connection with the Management Separation described in Item 1.01 above, each of James R. Heistand, Scott E. Francis and Jason A. Bates, who each are members of and employed by PPI, entered into Termination and Investment Agreements (each a “Termination Agreement”) with the Company and CPPIB, effective immediately prior to closing of the Mergers. Pursuant to the Termination Agreements, each applicable executive and the Company agreed to terminate the executive’s Employment Agreement with the Company and letter agreement entered into by and among the executive, the Company and CPPIB in connection with announcement of the Mergers on June 29, 2017, which otherwise would have become an amendment to the executive’s employment agreement upon closing of the Mergers. The Termination Agreements also retain the obligation of the executives to invest in the acquisition vehicle used by CPPIB in the Merger.

Finally, on October 12, 2017, as part of the Management Separation and as an inducement for Mr. Heistand to invest his skills, time and money into PPI, which will provide property management, enterprise management, transition and other services to the Company, its subsidiaries and the office properties received by CPPIB in the Mergers, as described in Item 1.01 above, the Company entered into a letter agreement with Mr. Heistand pursuant to which the Company paid Mr. Heistand an agreed amount on the date of the closing of the Company Merger.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information provided in the Introductory Note and Item 2.01 and Item 5.01 of this Current Report on Form 8-K is incorporated herein by reference.

On October 11, 2017, pursuant to the Maryland General Corporation Law, the Company filed Articles Supplementary (the “Articles Supplementary”) to the Company’s Articles of Amendment and Restatement (the “Charter”) with the State of Maryland. In accordance with the Merger Agreement, the Articles Supplementary amend the Charter, effective as of October 12, 2017, to reclassify one Common Share into one Special Voting Share. The Special Voting Preferred Share has a liquidation preference of $100 and will be entitled to a preferred dividend of 5% of the liquidation preference per annum, but has no other economic rights. The Special Voting Preferred Share has no voting or consent rights, other than the right to vote for the election or removal of directors. The Special Voting Preferred Share entitles the holder thereof to cast such number of votes as is equal to 70% of the aggregate number of votes entitled to be cast by all shares of stock of the Company for the election or removal of directors.

The above description of the Articles Supplementary does not purport to be complete and is qualified in its entirety by reference to the full text of the Articles Supplementary, attached as exhibit 3.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

At the Company Merger Effective Time on October 12, 2017, the Charter and bylaws of the Company became the charter and bylaws of the Surviving Company.

Item 5.07	Submission of Matters to a Vote of Security Holders

On October 12, 2017, the sole stockholder of the Company following the consummation of the Mergers acted by written consent to approve the Plan described in Item 1.01 of this Current Report on Form 8-K and such consent became effective on October 13, 2017.

Item 8.01.	Other Events

On October 12, 2017, the Company issued a press release announcing the completion of the Mergers, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

3.1	Articles Supplementary, dated October 12, 2017, to the Articles of Amendment and Restatement of Parkway, Inc.

99.1	Press Release of Parkway, Inc. dated October 12, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	October 17, 2017	PARKWAY, INC.

		BY:	/s/ A. Noni Holmes-Kidd
A. Noni Holmes-Kidd
Vice President, General Counsel and Secretary